UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	EW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, the Board of Directors (the “Board”) of Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), approved an increase in Bernard J. Zovighian’s base salary level to $1,050,000 annually and increased his incentive pay objective under the Company’s annual cash incentive plan to $1,470,000 in connection with Mr. Zovighian’s previously disclosed appointment as Chief Executive Officer of the Company, in each case effective May 11, 2023.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 11, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), at which stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of officers as permitted by the Delaware General Corporation Law. The Amendment became effective immediately upon filing with the Secretary of State of the State of Delaware on May 12, 2023. The Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders

The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting held on May 11, 2023 are as follows:

(i)    Proposal 1: All the nominees for director listed in Proposal 1 were elected to serve until the Company’s next annual meeting of stockholders and until their respective successors are duly elected and qualified as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Kieran T. Gallahue	473,227,527.92	6,591,135.00	1,377,175.48	35,121,526.09
Leslie H. Heisz	472,196,853.92	7,153,041.00	1,845,943.48	35,121,526.09
Paul A. LaViolette	465,426,799.92	14,400,869.00	1,368,169.48	35,121,526.09
Steven R. Loranger	473,116,086.92	6,695,761.00	1,383,990.48	35,121,526.09
Martha H. Marsh	465,653,489.92	14,193,786.00	1,348,562.48	35,121,526.09
Michael A. Mussallem	458,380,614.92	20,997,027.00	1,818,196.48	35,121,526.09
Ramona Sequeira	474,590,055.92	5,186,368.00	1,419,414.48	35,121,526.09
Nicholas J. Valeriani	459,189,960.92	20,660,281.00	1,345,596.48	35,121,526.09
Bernard J. Zovighian	477,740,715.92	2,088,465.00	1,366,657.48	35,121,526.09

(ii)    Proposal 2: The advisory proposal regarding the Company’s named executive officer compensation was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
438,121,670.30	43,074,168.09	0	35,121,526.09

(iii)    Proposal 3: The advisory proposal regarding the frequency of advisory votes on named executive officer compensation was approved with one year as the preferred frequency of the Company’s future votes on named executive officer compensation as set forth below:

ONE YEAR	TWO YEARS	THREE YEARS	Abstain	Broker Non-Votes
473,620,547.39	302,301.00	5,670,700.00	1,602,290.00	35,121,526.09

Based on the voting results for Proposal 3, the Company will include an advisory proposal regarding the Company’s named executive officer compensation in its proxy materials every year for each annual meeting of stockholders.

(iv)    Proposal 4: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
476,773,551.50	38,169,658.00	1,374,155.00	0

(v)    Proposal 5: The amendment of the Company’s Certificate of Incorporation to provide for exculpation of officers as permitted by the Delaware General Corporation Law was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
418,466,793.81	97,850,570.68	0	0

(vi)    Proposal 6: The stockholder proposal regarding an independent board chairman policy was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
110,198,965.08	370,996,873.31	0	35,121,526.09

Item 9.01.         Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Senior Vice President, Associate General Counsel, and Corporate Secretary